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                                                                     EXHIBIT 5.1


                                  (Letterhead)
                                BRASHER & COMPANY
                                ATTORNEYS AT LAW
                          90 Madison Street, Suite 707
                             Denver, Colorado 80206
                            Telephone (303) 355-3000
                            Facsimile (303) 355-3063


                               September 18, 1997


Board Of Directors
AMERICAN TECHNOLOGY CORPORATION
13114 Evening Creek Drive South
San Diego, California  92128

        Re:    Registration Statement on Form S-3
               1,629,899 Shares of Common Stock for Selling Security Holders
               -------------------------------------------------------------

Gentlemen:

        We have acted as a counsel to American Technology Corporation, a Delaware corporation ("Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"), of the Company's registration statement on Form S-3 (together with all exhibits, supplements and amendments, the "Registration Statement"). The Registration Statement relates to the registration under the Act of a maximum of 1,629,899 shares of the Company's common stock, $.00001 par value ("Common Stock"), acquired upon the conversion of shares of the Company's Series A Convertible Preferred Stock and certain common stock purchase warrants, and which may be sold from time to time by certain shareholders of the Company, as described in the Registration Statement.

        In connection with the opinions herein expressed, we have reviewed the Registration Statement and included prospectus, and have examined and relied upon, as to factual matters, originals or certified or photostatic copies of such corporate records, including, without limitation, minutes of the Board of Directors and other instruments, certificates of corporate officers and such other documents as we have deemed necessary or appropriate for the opinions expressed herein. In making such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies.

        We have examined and relied upon, as to matters of law, such statutes, rules and judicial precedents and such other considerations of law as we, in our judgment, have deemed necessary or appropriate for the purposes of rendering the opinions expressed herein. For the purpose of this opinion, we have expressly assumed that shares covered by the Registration Statement will be sold in the manner contemplated in the Registration Statement.


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Board of Directors
AMERICAN TECHNOLOGY CORPORATION
September 18, 1997
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        Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been legally issued and are fully paid and nonassessable.

        This opinion is limited to the laws of the United States of America and the General Corporation Law of Delaware, and we express no opinion with respect to the laws of any other jurisdiction.

        We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to all references made to our firm in the Registration Statement. However, in rendering this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission under the Act.

        This opinion is being delivered and is intended for use solely in regard to the transactions contemplated by the Registration Statement and may not be used, circulated, quoted in whole or in part or otherwise referred to for any purpose without our prior written consent. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                                           Yours very truly,

                                           /s JOHN D. BRASHER, JR..
                                           John D. Brasher Jr.
                                           For the Firm